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                                                                      Exhibit 11
INTERTAN, INC.
Statement of Computation of Earnings Per Share
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(in thousands, except per share data)
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
                                                                            Three Months ended        Six Months ended
                                                                            -------------------      -------------------
                                                                                December 31              December 31
                                                                              1996       1995          1996       1995
                                                                            -------------------      -------------------
Primary Earnings Per Share

Net income.................................................................. $ 9,477   $10,337        $ 4,870   $ 8,132
                                                                            ===================      ===================

Weighted average number of common shares outstanding........................  11,366    10,827         11,298    10,640

Weighted average number of common shares issuable under
   warrants and stock option plans, net of assumed treasury stock
      repurchases at average market prices..................................      (a)      321             (a)      161
                                                                            -------------------      -------------------

Weighted average number of common and common equivalent
   shares outstanding.......................................................  11,366    11,148         11,298    10,801
                                                                            ===================      ===================

Primary net income per average common share                                  $  0.83   $  0.93        $  0.43   $  0.75
                                                                            ===================      ===================

Fully Diluted Earnings Per Share

Reconciliation of net income per statements to amounts used in computation of fully diluted net income per average common share:

Net income, as reported..................................................... $ 9,477   $10,337        $ 4,870   $ 8,132

Adjustments for assumed conversion of the 9% convertible subordinated debentures:

Add interest on the debentures..............................................     945       950          1,891     1,941
Add amortization expense on the debentures..................................      86        90            171       181
Less foreign exchange gain recognized on interest payable
   on convertible debentures................................................       7         -              4         -
Less foreign exchange transaction gain recognized
   on the debentures........................................................    (256)     (699)          (205)     (276)
Less income tax effect on the debentures....................................       -      (354)             -      (721)
                                                                            -------------------      -------------------

Net income, as adjusted..................................................... $10,259   $10,324        $ 6,731   $ 9,257
                                                                            ===================      ===================

Reconciliation of weighted average number of shares outstanding to amount used in computation of fully diluted net income per average common share:

Weighted average number of shares outstanding...............................  11,366    10,827         11,298    10,640

Adjustments for assumed conversion of 9% convertible subordinated debentures to common stock as of the date of issuance,
   November 26, 1993........................................................   6,745     6,745          6,745     6,745

Adjustments for assumed exercise of warrants and stock options,
   net of assumed treasury stock repurchases at  period end prices..........      (a)      321             (a)      161

Adjustment for converted debentures.........................................       -         -              -       130

                                                                            -------------------      -------------------
Weighted average number of common and common equivalent shares
   outstanding, as adjusted.................................................  18,111    17,893         18,043    17,676
                                                                            ===================      ===================

Fully diluted net income per average common share........................... $  0.57   $  0.58        $  0.37   $  0.52
                                                                            ===================      ===================
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(a) These items are anti-dilutive and thus are omitted from the calculation.